FOR IMMEDIATE RELEASE

CONTACT:

Mark Ravenstahl

Ansoft Corporation

TEL: 412.261.3200

FAX: 412.471.9427

EMAIL: mravenstahl@ansoft.com

ANSOFT CORPORATION THIRD QUARTER EARNINGS INCREASE

MORE THAN 50%

PITTSBURGH, PA -- February 14, 2006 -- Ansoft Corporation (NASDAQ: ANST) today announced financial results for its third quarter of fiscal 2006 ended January 31, 2006.

Revenue for the third quarter totaled $19.7 million, an increase of 13% compared to $17.4 million reported in the previous fiscal year's third quarter. On a non-GAAP basis, net income for the third quarter was $4.5 million, or $0.35 per diluted share, representing a 52% increase when compared to non-GAAP net income of $3.0 million, or $0.23 per diluted share in the previous fiscal year's third quarter. On a generally accepted accounting principles (GAAP) basis, net income for the third quarter was $4.3 million, or $0.33 per diluted share, compared to GAAP net income of $2.8 million, or $0.21 per diluted share in the previous fiscal year's third quarter.

Non-GAAP financial measures exclude the impact of acquisition-related amortization. A reconciliation of these amounts to the appropriate GAAP amounts, for the three months ended January 31, 2006 and 2005 is included with this press release.

"We had an excellent quarter with more than 50% growth in earnings," said Nicholas Csendes, Ansoft's President and CEO. "For the fourth quarter, we expect record revenues and record earnings."

Ansoft is a leading developer of high-performance electronic design automation (EDA) software. Engineers use Ansoft software to design state-of-the-art electronic products, such as cellular phones, internet access devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs), automotive electronic systems and power electronics. Ansoft markets its products worldwide through its own direct sales force and has comprehensive customer-support and training offices throughout North America, Asia and Europe.

This press release contains forward-looking statements including those related to revenue and earnings growth for the current fiscal year that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, management's ability to forecast revenues and control expenses and the amount, timing and structure of software licenses.

For further information regarding risks and uncertainties associated with Ansoft's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Ansoft's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at Ansoft's website at www.ansoft.com/about/investor/index.cfm.

All information in this release is as of February 14, 2006. Ansoft undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

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Ansoft -- Page 2

ANSOFT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2006	2005	2006	2005
Revenue
License	$ 11,251	$ 10,182	$ 27,194	$ 25,012
Service and other	8,404	7,198	25,279	20,992
Total revenue	19,655	17,380	52,473	46,004
Costs of revenue
License	135	141	368	363
Service and other	368	355	1,019	1,015
Total cost of revenue	503	496	1,387	1,378
Gross profit	19,152	16,884	51,086	44,626
Operating Expenses
Sales and marketing	8,013	7,424	22,477	22,522
Research and development	4,188	4,204	12,377	12,230
General and administrative	1,122	1,199	3,692	3,592
Amortization	370	415	1,108	1,208
Total operating expenses	13,693	13,242	39,654	39,552
Income from operations	5,459	3,642	11,432	5,074
Net realized gain (loss) on sale of securities	-	-	(2)	732
Other income, net	269	374	749	975
Income before income taxes	5,728	4,016	12,179	6,781
Income tax expense	1,468	1,232	2,655	2,076
Net income	$ 4,260	$ 2,784	$ 9,524	$ 4,705
Net income per share
Basic	$ 0.36	$ 0.24	$ 0.80	$ 0.41
Diluted	$ 0.33	$ 0.21	$ 0.73	$ 0.35
Weighted average shares used in calculation
Basic	11,849	11,490	11,852	11,574
Diluted	12,957	13,390	12,961	13,342

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Ansoft -- Page 3

ANSOFT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	January 31,	April 30,
	2006	2005

Assets
Current assets
Cash and cash equivalents	$ 10,498	$ 11,910
Accounts receivable, net of allowance for doubtful
accounts of $525 and $425, respectively	12,660	17,388
Deferred income taxes	566	229
Prepaid expenses and other assets	1,780	1,148
Total current assets	25,504	30,675

Equipment and furniture, net of accumulated depreciation
of $7,764 and $6,961, respectively	2,696	2,811
Marketable securities	31,365	28,496
Other assets	128	146
Deferred income taxes	5,733	6,177
Goodwill	1,239	1,239
Other intangible assets, net	2,800	3,877
Total assets	$ 69,465	$ 73,421

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$ 500	$ 231
Accrued payroll	1,429	2,290
Other accrued expenses	2,522	3,076
Current portion of deferred revenue	15,114	17,500
Total current liabilities	19,565	23,097
Long-term portion of deferred revenue	1,189	1,039
Total liabilities	20,754	24,136

Stockholders' equity
Preferred stock , par value $0.01 per share; 1,000 shares
authorized, no shares outstanding	-	-
Common stock , par value $0.01 per share; 25,000 shares
authorized; issued 14,194 and 13,901 shares, respectively
and outstanding 11,833 and 12,083, respectively	142	140
Additional paid-in capital	75,596	70,410
Treasury stock, 2,361 and 1,818 shares, respectively	(36,119)	(21,762)
Accumulated other comprehensive loss, net	(1,267)	(338)
Retained earnings	10,359	835
Total stockholders' equity	48,711	49,285
Total liabilities and stockholders' equity	$ 69,465	$ 73,421

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Ansoft -- Page 4

ANSOFT CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(unaudited)

Pursuant to the requirement of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude acquisition-related amortization. The Company has provided this measurement in addition to GAAP financial results because it believes the non-GAAP financial measure provides useful information to investors in that it provides additional insight into our core operations and a consistent basis for comparison between quarters not influenced by certain non-cash items. The Company does not acquire businesses on a predictable cycle. As a result, management has difficulty comparing the Company's profitability as measured by net income on a period to period basis unless it excludes acquisition-related amortization because it may appear in one period but not in the comparable period. Further, management finds it useful to exclude non-cash charges in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations and more accurately predict liquidity requirements. Finally, this same financial measure is used by management to track the Company's performance relative to externally communicated financial targets and to competitors' operating results. The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP.
	Three months ended January 31,
	2006	2005

GAAP net income	$ 4,260	$ 2,784
Amortization of intangibles (1)	229	257
Non-GAAP net income	$ 4,489	$ 3,041
Non-GAAP net income per diluted common share	$ 0.35	$ 0.23
Weighted average diluted shares used in calculation	12,957	13,390

(1) Amortization expense net of a 38% tax rate.

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